Exhibit 2

CONSENT OF AUDITORS

We hereby consent to the inclusion of our report in the Annual Report on Form 18-K of Development Bank of Japan for the year ended March 31, 2006 and to the reference to us under the heading “Financial Statements of Development Bank of Japan and Auditors” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement of Development Bank of Japan.

/s/ Hiroyuki Hoshi
Hiroyuki Hoshi
Former Auditor
Development Bank of Japan

/s/ Hideki Ogata
Hideki Ogata
Auditor
Development Bank of Japan

September 21, 2006